UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Incoming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152012	20-1768468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Avenue, Ste. V235
New York, New York 10001

(Address of principal executive offices) (zip code)

(800) 385-5705

 (Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to an action by written consent by the majority of the shareholders of Incoming, Inc. (the “Company”) the shareholders authorized the filing of a Certificate of Amendment to the Articles of Incorporation of the Company and Amended and Restated Bylaws of the Company.  The Certificate of Amendment became effective December 10, 2013 and the Amended and Restated Bylaws became effective on December 4, 2013.

Under the Company’s Amended Articles of Incorporation, the authorized number of shares in the Company was increased from 75,000,000 to 200,000,000 shares, of which 196,000,000 will be Class A stock.

The Amended and Restated Bylaws of the Company were amended to, among other things, conform the Company’s bylaws with the corporate laws of the State of Nevada, to require advance notice of shareholder proposals and nominations to the board of directors at any annual or special meeting, to provide that the size of the board of directors may be fixed by an action of the board within certain minimum and maximum numbers of members, to provide that directors will be elected by a plurality vote of the shareholders, to provide for certain new officer positions, to provide for indemnification to certain officers, directors and other persons serving at the request of the Company, and to make other clarifying changes.

The foregoing descriptions of the Certificate of Amendment to the Articles of Incorporation and the Amended and Restated Bylaws of the Company are not complete and are qualified in their entirety by reference to the copies of the Certificate of Amendment and the Amended and Restated Bylaws of the Company filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K, which are incorporated by reference herein.

Item 5.02.                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 4, 2013, in connection with the action by written consent of a majority of the Company’s shareholders, the shareholders increased the size of the board of directors of the Company from two directors to eight directors.  In addition, the shareholders elected John W. Creasy, Jr., W. Dennis Curtis, Sr., James H. Gay, David Mixson, Don A. Nelson and Eric S. Norris, as directors of the Company to serve until the next annual meeting of the shareholders, their resignation or removal.  Further, Mr. Samuel Bell Jr., the Company’s Chief Executive Officer and Chairman and Mr. Frank Aaron Gay were ratified by the shareholders as directors.

Mr. Norris is an officer of the Company and its Vice President, Finance.  There are no past, current or contemplated transactions between Messrs Creasy, Curtis, Gay, Mixson, Nelson or Norris requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.            Description of Exhibit

3.1	Certificate of Amendment to Articles of Incorporation of Incoming, Inc.

3.2	Amended and Restated Bylaws of Incoming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incoming, Inc.

	By:	/s/ R. Samuel Bell
December 9, 2013	Name: Its:	R. Samuel Bell Chief Executive Officer

EXHIBIT INDEX

Exhibit No.            Description of Exhibit

3.1	Certificate of Amendment to Articles of Incorporation of Incoming, Inc.

3.2	Amended and Restated Bylaws of Incoming, Inc.